Exhibit 99.3

RETIREMENT AGREEMENT
(William A. Haseltine, Ph.D.)

                    RETIREMENT AGREEMENT, dated as of March 24, 2004, between HUMAN GENOME SCIENCES, INC. (the “Company”) and WILLIAM A. HASELTINE, Ph.D. (“Executive”).

1.     Retirement. Executive agrees that he will retire as Chairman and Chief Executive Officer of the Company, will resign as a member of the Board of Directors of the Company (the “Board”), and will resign from all other offices and positions with the Company, in each case on the earlier to occur of (a) October 17, 2004 and (b) the date that a new Chief Executive Officer of the Company is elected by the Board (the “Retirement Date”).

2.     Retirement Payments. Executive shall be entitled to the following payments and benefits:

          (a)     Continued payment of Executive’s base salary at the current annual rate of $519,150 for a period of twenty-four months following the Retirement Date, payable in equal monthly installments; and

          (b)     Payment of the following amounts as they become due and payable on or after the Retirement Date: (i) all earned but unpaid base salary through the Retirement Date, plus all accrued and unpaid bonuses with respect to any prior year; (ii) all business and travel expenses for which Executive has not theretofore been reimbursed in accordance with the Company’s past practices with respect to Executive; (iii) all accrued and unused vacation time; (iv) all vested benefits under retirement plans or other qualified or non-qualified plans in which Executive is participating immediately prior to the Retirement Date, subject to applicable law and such plans; and (v) a pro-rata share of Executive’s annual bonus for the year of termination as determined by the Board of Directors of the Company.

3.     Stock Options. All outstanding options granted to Executive to purchase shares of the Company’s common stock shall become immediately fully vested and exercisable on the Retirement Date, and shall remain vested and exercisable for the lesser of the option’s full term or a period of sixty-six months following the Retirement Date. In all other respects, the terms of the applicable stock incentive plan and stock option agreement shall govern the parties’ rights and obligations in respect of such stock options.

4.     Other Benefits. The Company shall provide Executive (and Executive’s dependents), at Company expense, with continued medical insurance coverage for a period of two years following the Retirement Date at a level no less favorable than the level applicable to Executive (and Executive’s dependents) immediately prior to the Retirement Date. Thereafter, Executive shall have the right to continue such coverage at Executive’s expense, or, to the extent permitted by the Company’s medical plan, to convert such Corporate-sponsored coverage to an individual policy and to maintain such coverage, for an additional period of three years, for a total of five years of coverage under this Section 4, and to pay the applicable premiums therefor. For purposes of the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Executive’s (and his dependents’) qualifying event shall occur on the Retirement Date and the applicable coverage period shall commence as of the Retirement Date and run concurrently with the coverage provided under the first sentence of this Section 4. Executive may assume, and shall thereafter be responsible for all payment under, the Company-provided automobile lease in effect immediately prior to the Retirement Date.

5.     Indemnity. The Company will continue to cover Executive under its directors’ and officers’ insurance policy following the Retirement Date for a period of time equal to the applicable statute of limitations. The Company shall indemnify and hold Executive harmless to the same extent it indemnifies its other officers and directors under its by-laws, in respect of any liability, damage, cost or expense (including reasonable attorneys’ fees) actually and reasonably incurred in connection with the defense of any claim, action, suit or proceeding to which Executive is a party by reason of Executive’s being or having been an officer or director of the Company or any subsidiary or affiliate thereof, or Executive’s serving or having served at the request of such other entity as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company shall pay the expenses (including reasonable attorneys’ fees) actually and reasonably incurred in defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of Executive’s undertaking to repay all amounts advanced unless it is ultimately determined that Executive is entitled to be indemnified under this Section.

6.     Restrictive Covenants.

          (a)     Protection of Information. Following the Retirement Date, Executive will not disclose or provide any person, firm, corporation or entity any information, materials, biologics or animals which are owned by the Company or which come into the possession of the Company from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers or clients (collectively, “Confidential Information”), which Confidential Information came into Executive’s possession or knowledge while Executive was employed by the Company prior to the Retirement Date, and Executive will not use such Confidential Information for Executive’s own purposes or for the purpose of any person, firm, corporation or entity other than the Company.

          The provisions of Section 6(a) shall not apply to the following Confidential Information: (i) Confidential Information which at the time of disclosure is already in the public domain; (ii) Confidential Information which Executive can demonstrate by written evidence was in Executive’s possession or known to Executive prior to the effective date of initial employment by the Company which is not subject to an obligation of confidentiality to the Company; (iii) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee; (iv) Confidential Information which becomes known to Executive through a third party who is under no obligation of confidentiality to the Company; and (v) Confidential Information which is required to be disclosed by law or by judicial administrative proceedings.

          (b)     Competitive Businesses. During the sixty-six month period following the Retirement Date, Executive shall be permitted, directly or indirectly, to engage in or assist others in engaging in a business which, at the Retirement Date, is in competition with the Company, whether as an owner, officer, director, employee, consultant, partner or agent, until such time, if any, as the organization engaged in such competitive business owns a product approved by the FDA that is in direct competition with a Human Genome Sciences, Inc. product approved by the FDA and sold by the Company, in which event Executive shall terminate Executive’s relationship with such organization within ten business days following the date Executive becomes aware of such competitive situation. Notwithstanding the foregoing, in no event shall it be a violation of this Section 6(b) for Executive to enter the employ of, or render any services to, whether as an owner, officer, director, employee, consultant, partner or agent, any person, firm, entity or corporation engaged in any not-for-profit business.

          (c)     Solicitation of Employees. During Executive’s employment with the Company and for a period of twelve months after the Retirement Date, Executive shall not solicit, participate in or promote the solicitation of any person who was employed by the Company at the time of the Retirement Date to leave the employ of the Company, or, on behalf of himself or any other person, hire, employ or engage any such person.

          (d)     Company’s Right to Intellectual Property. Executive shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all inventions, improvements, information and copyrights (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Company (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or information; provided, however, that Executive shall own any invention which Executive can demonstrate has no relationship to the business of the Company and which was neither conceived nor made by use of any of the time, facilities or materials of the Company. In connection therewith:

              (i) Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

              (ii) Executive shall render to the Company at its expense (including reimbursement to the Executive of reasonable out-of-pocket expenses incurred by the Executive and a reasonable payment for the Executive’s time involved in case he is not then in its employ) all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

7.     Attorneys’ Fees. The Company shall promptly reimburse Executive for the reasonable attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Agreement.

8.     Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect to the fullest extent permitted by law.

9.     Assignment. This Agreement may not be assigned by Executive. This Agreement shall be assigned by the Company to a person or entity which is a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor person or entity.

10.   No Set-Off. The Company’s obligation to pay any amounts to Executive, whether under this Agreement or otherwise, and the Company’s obligation to make the arrangements provided under this Agreement, net of any withholding obligations, shall not be subject to set-off by or against, counterclaim or recoupment of, amounts owed by Executive to the Company or its affiliates.

11.   No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and Executive shall not be required to pay the Company any amounts Executive may receive from such alternative employment.

12.   Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13.   Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

14.   Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements of the parties with respect to the subject matter hereof. The parties agree that the Employment Agreement between Executive and Company dated February 25, 1997, and the rights and benefits afforded Executive under the Human Genome Sciences, Inc. Key Executive Severance Plan, shall, as of the Retirement Date, terminate and be of no further force or effect. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.

15.   Amendments. This Agreement may not be amended except by written instrument signed by the parties hereto.

16.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflicts of laws principles thereof.

17.   Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D
By:	James H. Davis, Ph.D.
Executive Vice President and General Counsel

/s/ William A. Haseltine, Ph.D.
William A. Haseltine, Ph.D.